Exhibit 10.1

CONSULTING SERVICE AGREEMENT

THIS CONSULTING SERVICE AGREEMENT (“AGREEMENT”) is made as of the February 16, 2007, by and between PacificNet Strategic Investment Holdings Limited, a company registered in the British Virgin Islands, with its primary office located at Rm. 2309, Tower A, TimeCourt, No.6 Shuguang Xili, Chaoyang District, Beijing, China 100028 (“PacificNet” or “Company”); and "Daniel Ho Wing Lui" (“Executive”).

WHEREAS, PacificNet desires to engage Executive, and Executive is willing to accept such engagement upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the agreements hereinafter contained, the parties agree as follows:

1. Position and Duties. The Company hereby affirms its engagement of Executive as its full time Chief Financial Officer, to perform the duties and functions as are specified by the Company’s Articles of Incorporation and ByLaws, under the authority of the Board of Directors as selected and approved by the majority of the shareholders.
In addition to performing the duties and exercising the powers in connection with the business of the Company which the Board of Directors may from time to time assign to the Executive, the Executive shall further exercise the power and the business of any associated and/or subsidiary companies of the Company and/or the parent company of the Company, PacificNet Inc., as may be requested by the Board of Directors from time to time.
Executive hereby accepts such continued engagement and, during the Consulting Term shall perform his duties (as set forth herein) in a diligent, trustworthy, loyal, businesslike and efficient manner, all for the purpose of advancing the business of the Company and increase shareholder value.

2. Term. The commencement date of this full time CONSULTING SERVICE AGREEMENT is March 1, 2007, and shall continue on for a term of three (3) years, or until he resigns or is terminated in accordance with Section 5 of this AGREEMENT.

3. Compensation. As compensation for his services, Executive shall receive the following compensation, expense reimbursement and other benefits:

a.
Base Salary. For all services rendered by Executive pursuant to this AGREEMENT, the Company shall pay Executive an annual salary of US$120,000. Such annual salary shall be paid once per month in equal installments in USD or HKD.

b.	Performance Based Stock Options. Executive shall be entitled to:

i)	Annual Stock-Option Grant: 60,000 ISO options over according to the Company’s 5 year vesting period.

ii)	Additional Stock-Option Grants: (I) Annual options that ONLY vest if PACT share price reaches US$10 during the first 12 months of engagement.

c.	Annual Leave. Executive shall be entitled to paid annual vacation of twenty (20) days.

4. Other Terms of Consulting Engagement. All other conditions of engagement will be in accordance with the terms and conditions outlined in the Company's Employment Handbook.

5. Termination.

a.
Termination Upon Notice. Executive’s engagement by PacificNet may be terminated at the discretion of either the Board of Directors of the Company or Executive by means of written notice given to the other at least 30 days prior to the effective date of such termination. Executive’s engagement shall terminate immediately in the event of Executive’s misconduct, death or “Disability”.

b.
Severance Pay: In the event of non-voluntary termination of engagement of Executive from PacificNet within the first two years of the engagement, Executive will receive 2 months of base salary as notice in lieu in addition to regular accrued salary, plus any stock option grants will automatically fully vest.

b.
Surrender of Records and Property. Upon termination of his engagement with PacificNet, Executive shall deliver promptly to PacificNet all records, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of PacificNet.

6. General Provisions.

a.
Successors; Assignment. This AGREEMENT shall be binding upon and inure to the benefit of PacificNet and its respective successors and assigns, and any entity which purchases all or substantially all of the business assets of PacificNet, and any such other entity shall be deemed “PacificNet” hereunder.

PacificNet has the right to assign payment of the compensation amount to one of its overseas operating subsidiaries according to the location and service provided by Executive. Company agrees that Executive shall have to right to assign the compensation and terms of this AGREEMENT to a consulting company designated by Executive. This AGREEMENT shall be binding upon and inure to the benefit of Executive and its respective successors and assignees.

b.
Entire Agreement; Modifications. This AGREEMENT constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations agreements with respect thereto, whether written or oral. No provision of this AGREEMENT may be modified or waived except by a written agreement signed by the parties hereto.

c.
Obligations and Benefits. The obligations and benefits set forth in this AGREEMENT shall be binding and inure to the benefit of the respective parties hereto and their personal representatives, successors and permitted assigns.

d.
Governing law. This AGREEMENT shall in all respects be interpreted, construed and governed by and in accordance with the laws of Hong Kong and the parties hereby submit to the non-exclusive jurisdiction of the Hong Kong courts.

e.	Severability. If any portion or portions of this AGREEMENT shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid and enforceable.

f.
Counterparts. This AGREEMENT may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same AGREEMENT.

7. Non-Disclosure Agreement. Executive acknowledges the interest of the Company in maintaining the confidentiality of information related to its business and shall not at any time during the Consulting Engagement Term or thereafter, regardless of the reason for or circumstances of termination of engagement, directly or indirectly, reveal or cause to be revealed to any person or entity the production processes, inventions, trade secrets, customers lists or other confidential business information obtained by him as a result of his engagement or relationship with the Company, except when authorized in writing to do so by the Board of Directors of the Company; provided, however, that the parties acknowledge that it is not the intent of this section to include within its subject matter (i) information not proprietary to the Company, or (ii) information which is in the public domain.

8. Notices. All notices and other communications under this AGREEMENT will be sufficient if written and sent by registered or certified mail, return receipt requested, in the case of Executive, to his residence as shown on the Company’s records, and in the case of the Company, to its registered office.

In Witness Whereof, this AGREEMENT has been executed as of the date first written above.

EXECUTIVE: Statement of Acceptance of Consulting Service Agreement by Executive
By signing this Statement of Acceptance of Consulting Service Agreement, I hereby accept the above CONSULTING SERVICE AGREEMENT and agree to all the Company’s standard conditions of employment in accordance with the terms and conditions outlined in the PacificNet Employment Handbook, Non-Compete Agreement, Non-Disclosure Confidentiality Agreement, Code of Conducts and Code of Ethics. Furthermore, I hereby certify that all the personal, education background, and employment history information provided in the attached job application letter and resume is true and accurate to my best knowledge and may be subject to verification. I agree to waive any future claim against PacificNet or its member companies or officers/directors as a result of accepting this CONSULTING SERVICE AGREEMENT. I agree to perform my best capability to fulfill all the job duties for the position stated in this CONSULTING SERVICE AGREEMENT.

Executive’s Acceptance Signature:

Name: Daniel Lui Signature:  /s/ Daniel Lui

PacificNet Approval Signature:

Signed by:  /s/ Victor Tong
Victor Tong, President